                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                       FIRST INTERSTATE BANC SYSTEM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                        FIRST INTERSTATE BANCSYSTEM, INC.
                              401 North 31st Street
                                 P.O. Box 30918
                          Billings, Montana 59116-0918
                                 (406) 255-5390

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 17, 2002
--------------------------------------------------------------------------------


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of First Interstate BancSystem, Inc. (the "Company") will be held on Friday, May 17, 2002 at 8:00 a.m., Mountain Time, at the Sheraton Hotel, 27 North 27th Street, Billings, Montana 59101, for the following purposes:

         1.     To elect five (5) directors of the Company.

         2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         Only holders of record of the Company's Common Stock at the close of business on February 28, 2002 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment or adjournments thereof. Prior to the actual voting thereof, a proxy may be revoked by the person executing the proxy: (i) by filing with the Secretary of the Company an instrument of revocation, or (ii) by voting or delivering a later executed proxy at the Annual Meeting. The giving of a proxy will not affect your right to vote in person if you attend the meeting.

                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      /s/ THOMAS W. SCOTT

                                      Thomas W. Scott
                                      Chief Executive Officer


Billings, Montana
March 25, 2002


--------------------------------------------------------------------------------
YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.
--------------------------------------------------------------------------------

                        FIRST INTERSTATE BANCSYSTEM, INC.
                              401 North 31st Street
                                 P.O. Box 30918
                          Billings, Montana 59116-0918
                                 (406) 255-5390


--------------------------------------------------------------------------------
                                 PROXY STATEMENT
--------------------------------------------------------------------------------

         This Proxy Statement is furnished to the shareholders of First Interstate BancSystem, Inc. (the "Company" or "FIBS") in connection with the solicitation of proxies of the Company's shareholders by the Board of Directors to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") of the Company to be held on May 17, 2002 at 8:00 a.m., Mountain Time, at the Sheraton Hotel, 27 North 27th Street, Billings, MT 59101, or any adjournment or adjournments thereof.

         February 28, 2002 (the "Record Date") is the Record Date for determining the holders of record of shares of the Common Stock of the Company (the "Common Stock") entitled to notice of and to vote at the Annual Meeting of the Company and any adjournments thereof.

         The mailing of the Proxy Statement to shareholders of the Company commenced on or about April 15, 2002. The Company's Annual Report on Form 10-K (the "Annual Report"), which includes audited financial statements for the fiscal year ended December 31, 2001, is being mailed to shareholders of the Company simultaneously with this Proxy Statement.

--------------------------------------------------------------------------------
                 INFORMATION CONCERNING SOLICITATION AND VOTING
--------------------------------------------------------------------------------

         Only holders of record of Common Stock at the close of business on the Record Date are entitled to vote at the Annual Meeting. A quorum for the purposes of conducting business at the Annual Meeting is a majority of the outstanding shares of Common Stock entitled to vote. As of the Record Date, the Company had 7,844,056 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock are entitled to one vote per share of Common Stock at the Annual Meeting.

         All proxies that are properly executed and received in a timely manner will be voted in accordance with the instructions noted thereon. Any proxy which does not specify to the contrary will be voted in favor of the directors nominated by management. A shareholder granting a proxy in the form enclosed has the right to revoke it any time before it is voted by filing with the Secretary of the Company an instrument of revocation or by voting or delivering a later executed proxy at the Annual Meeting.

         If a shareholder abstains from voting on any matter, the Company intends to count the abstention as present for purposes of determining whether a quorum is present at the Annual Meeting for the transaction of business. Additionally, the Company intends to count broker "non-votes" as present for purposes of determining the presence or absence of a quorum for the transaction of business. A "non-vote" occurs when a nominee does not have discretionary voting power, and has not received instructions from the beneficial owner. Therefore, abstentions and broker "non-votes" have the same effect as votes against the proposals.

         When a quorum is present in the election of directors, the nominees receiving the greatest number of votes will be elected to the Company's Board of Directors. With respect to any other matter which may properly come before the Annual Meeting, unless a greater number of votes is required by law or by the Company's Articles of Incorporation, a matter will be approved by the shareholders if the votes cast in favor of the matter exceed the votes cast in opposition.

--------------------------------------------------------------------------------
                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

         In accordance with the Company's amended Bylaws, the number of directors of the Company shall be at least five and not more than eighteen. There are currently eighteen directors. The Board is divided into three groups with staggered three-year terms. Robert H. Waller's term as director ends May 17, 2002. The Company does not presently plan to elect a replacement for Mr. Waller.

         Five directors will be elected at the Annual Meeting to serve three-year terms, or until their respective successors have been elected and qualified. The Board of Directors has nominated for election as directors, James
W. Haugh, C. Gary Jennings, Robert L. Nance, Dan S. Scott and Thomas W. Scott. All nominees are current members of the Board of Directors of the Company.

         Unless authority to vote is withheld, the person named in the enclosed Form of Proxy will vote the shares represented by such proxy for the election of the nominees named herein. If, at the time of the Annual Meeting, any nominee shall become unavailable for any reason for election as a director, the person entitled to vote the proxy will vote for the election of such substitute(s) as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any nominee might be unavailable to serve.

         The following table sets forth certain information regarding the nominees for election at the Annual Meeting and the directors continuing in office after the Annual Meeting.

                           BOARD OF DIRECTOR NOMINEES

     Name and Age                   Director Since                Principal Occupation
     ------------                   --------------                --------------------
   James W. Haugh, 64                  1997                   Financial Consultant and Founder of American
                                                              Capital, L.L.C.

   C. Gary Jennings, 63                2001                   President, Jennings Farms, Inc.

   Robert L. Nance, 65                 2001                   President and Chief Executive Officer,
                                                              Nance Petroleum Corporation.

   Dan S. Scott, 70                    1971                   President and General Manager, Padlock Ranch Co.

   Thomas W. Scott, 58                 1971                   Chief    Executive    Officer,    First    Interstate
                                                              BancSystem, Inc.


               DIRECTORS CONTINUING IN OFFICE AFTER ANNUAL MEETING

                                Director         Term
       Name and Age              Since          Expires           Principal Occupation
       ------------              -----          -------           --------------------
   Elouise C. Cobell, 56         2001            2003         Executive Director, Blackfeet Reservation Development Fund, Inc.

   David H. Crum, 57             2000            2004         President and Chief Executive Officer, Crum
                                                              Electric Supply Co., Inc.

   Richard A. Dorn, 49           2001            2003         Owner, Richard A. Dorn Farms and Dorn
                                                              Property X-change; President, Murdock
                                                              Realty, P.C.

                                Director         Term
       Name and Age              Since          Expires           Principal Occupation
       ------------              -----          -------           --------------------
   William B. Ebzery, 51         2001            2004         Partner of Pradere, Ebzery, Mohatt &
                                                              Rinaldo, Certified Public Accountants.

   John M. Heyneman, Jr., 34     1998            2004         Assistant Manager, Padlock Ranch Co.

   Lyle R. Knight, 56            1998            2003         President and Chief Operating Officer, First
                                                              Interstate BancSystem, Inc.

   Joel T. Long, 61              1996            2004         President of JTL Group, Inc., a construction firm.

   Terry W. Payne, 60            2000            2004         President and Chief Executive Officer,
                                                              Terry Payne & Co., Inc.

   Homer A. Scott, Jr., 67       1971            2004         Majority owner and developer of Powder Horn Golf
                                                              Course and real estate development.

   James R. Scott, 52            1972            2003         Chairman, First Interstate BancSystem Foundation.

   Larry F. Suchor, 57           2001            2003         President,  Larry's,  Inc., a road  construction  and
                                                              earth moving firm.

   Sandra A. Scott Suzor, 42     2000            2003         Partner and Director of Sales and Marketing, Powder
                                                              Horn Ranch and Golf Course.

--------------------------------------------------------------------------------
                              SECURITY OWNERSHIP OF
                      PRINCIPAL SHAREHOLDERS AND MANAGEMENT
--------------------------------------------------------------------------------

         The following table sets forth information as of December 31, 2001 with respect to the beneficial ownership of the Common Stock for (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock,
(ii) each of the Company's directors, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all directors and executive officers as a group. Unless otherwise indicated in the notes to the table, all shares shown in the following table are owned both of record and beneficially and each of the following parties has sole voting and investment power with respect to such shares.

                           BENEFICIAL OWNERSHIP TABLE

                                                         Number of                           Percent
                                                          Shares                          Beneficially
             Beneficial Owner(1)                    Beneficially Owned                        Owned
             -------------------                    ------------------                    ------------
         James R. Scott(2)                                1,270,668                          16.19%
         439 Grandview Blvd.
         Billings, Montana 59102

         Randall I. Scott(3)                              1,154,590                          14.71%
         521 Freedom Avenue
         Billings, Montana 59105

                                                         Number of                           Percent
                                                          Shares                          Beneficially
             Beneficial Owner(1)                    Beneficially Owned                        Owned
             -------------------                    ------------------                    ------------
         Thomas W. Scott(4)                                 951,806                          12.13%
         P.O. Box 30876
         Billings, Montana 59107

         Homer A. Scott, Jr. (7)                            739,594                           9.42%
         122 Scott Drive
         Sheridan, Wyoming 82801

         Dan S. Scott(6)                                    384,420                           4.90%

         John M. Heyneman, Jr.(5)                           349,634                           4.45%

         Sandra A. Scott Suzor(7)                            85,011                           1.08%

         Terry W. Payne(7)                                   20,133                           0.26%

         William B. Ebzery(7)                                18,181                           0.23%

         Edward Garding                                      17,211                           0.22%

         Robert L. Nance(7)                                  15,725                           0.20%

         Terrill R. Moore                                    13,144                           0.17%

         Robert A. Jones                                     11,573                           0.15%

         Joel T. Long                                         9,323                           0.12%

         Lyle R. Knight                                       8,733                           0.11%

         James W. Haugh(7)                                    6,778                           0.09%

         Larry F. Suchor(7)                                   4,846                           0.06%

         Richard  A. Dorn(7)                                  2,498                           0.03%

         David H. Crum(8)                                     1,900                           0.02%

         C. Gary Jennings(7)                                  1,778                           0.02%

         Robert H. Waller (7)(10)                             1,098                           0.01%

         Elouise C. Cobell(7)                                   818                           0.01%

         All directors and executive officers
               as a group (21 persons)(9)                 3,914,872                          49.87%

     (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the securities owned. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of December 31, 2001, are deemed outstanding for purposes of computing the percentage owned by the person or entity holding such securities but are not deemed outstanding for purposes of computing the percentage owned by any other person or entity.

     (2) Includes 560,068 shares owned beneficially as managing partner of J.S. Investments Limited Partnership; 8,810 shares owned beneficially as President of the James R. and Christine M. Scott Family Foundation; 36,008 shares owned beneficially as trustee for Scott family members; and, 678 shares issuable under stock options.

     (3) Includes 1,119,792 shares owned beneficially as managing partner of Nbar5 Limited Partnership.

     (4) Includes 227,827 shares owned beneficially as trustee for Scott family members.

     (5) Includes 323,060 shares owned beneficially as managing partner of Towanda Investments, Limited Partnership and 678 shares issuable under stock options.

     (6) Includes 68,960 shares owned beneficially as managing partner of Nbar5 A; 45,452 shares as managing partner of Nbar5 O; 37,700 shares as managing partner of Nbar5 K; 33,944 shares as managing partner of Nbar5 S; and, 33,944 shares as managing partner of Nbar5 T. Also includes 678 shares issuable under stock options.

     (7) Includes 678 shares issuable under stock options.

     (8) Includes 1,222 shares held in trust for Crum family members and 678 shares issuable under stock options.

     (9) Includes 10,170 shares issuable under stock options.

    (10) Term expires May 17, 2002.  Not a nominee for re-election.

--------------------------------------------------------------------------------
                        DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------------------------------------------------------

         The following table sets forth information concerning each of the directors and executive officers of the Company:

                        DIRECTORS AND EXECUTIVE OFFICERS

              Name                     Age                    Position
              ----                     ---                    --------
       Homer A. Scott, Jr.             67         Chairman of the Board
       James R. Scott                  52         Vice Chairman of the Board
       Thomas W. Scott                 58         Chief Executive Officer and Director
       Lyle R. Knight                  56         President, Chief Operating Officer and Director
       Terrill R. Moore                49         Senior Vice President and Chief Financial Officer
       Edward Garding                  52         Senior Vice President and Chief Credit Officer
       Robert A. Jones                 55         Senior Vice President
       Elouise C. Cobell               56         Director
       David H. Crum                   57         Director
       Richard A. Dorn                 49         Director
       William B. Ebzery               51         Director
       James W. Haugh                  64         Director
       John M. Heyneman, Jr.           34         Director
       C. Gary Jennings                63         Director
       Joel T. Long                    61         Director
       Robert L. Nance                 65         Director
       Terry W. Payne                  60         Director
       Dan S. Scott                    70         Director
       Larry F. Suchor                 57         Director
       Sandra A. Scott Suzor           42         Director
       Robert H. Waller                73         Director(1)

       (1) Term expires May 17, 2002.  Not a nominee for reelection.

BUSINESS BIOGRAPHIES

         Homer A. Scott, Jr. has been a director of FIBS since 1971 and the Chairman of the FIBS Board since 1988. Mr. Scott has served as a director of Montana-Dakota Utilities Resources Group, Inc. since 1983. Mr. Scott is the majority owner and developer of Powder Horn Golf Course and real estate development. Mr. Scott is the brother of James R. Scott, Thomas W. Scott and Dan
S. Scott, the uncle of John M. Heyneman, Jr., and the father of Sandra A. Scott Suzor.

         James R. Scott has been a director of FIBS since 1972 and the Vice Chairman of the Board since 1990. Currently, Mr. Scott is Chairman of First Interstate BancSystem Foundation and Padlock Ranch Co. Mr. Scott is the brother of Homer A. Scott, Jr., Thomas W. Scott and Dan S. Scott, and the uncle of John
M. Heyneman, Jr. and Sandra A. Scott Suzor.

         Thomas W. Scott has been a director of FIBS since 1971, has served as Chief Executive Officer of FIBS since 1978 and has been Chairman of the Board of First Interstate Bank "(FIB") since January 2002. Mr. Scott is the brother of Homer A. Scott, Jr., James R. Scott and Dan S. Scott, and the uncle of John M. Heyneman, Jr. and Sandra A. Scott Suzor.

         Lyle R. Knight has been a director of FIBS and has served as President and Chief Operating Officer of FIBS since 1998. Mr. Knight has also been the President and Chief Operating Officer of FIB since January 2002. Prior to FIBS, Mr. Knight has 28 years of bank management experience with multi-branch banks in Arizona and Nevada, most recently as President of a large Arizona-based bank. From 1995 to 1997 Mr. Knight was a bank consultant responsible for business and community development, strategic planning and other special projects for a large Arizona-based bank.

         Terrill R. Moore has been a Senior Vice President and Chief Financial Officer of FIBS since 1989. Prior to joining the FIBS management team, Mr. Moore served in various finance and accounting positions within the Company since 1979.

         Edward Garding has been a Senior Vice President of FIBS since 1996 and Chief Credit Officer since 1999. In addition, Mr. Garding served as President of FIB from 1998 to 2001 and President of the Sheridan branch of FIB from 1988 to 1996. Prior to joining the FIBS management team in 1996, Mr. Garding served in various management positions within the Company since 1971.

         Robert A. Jones has been a Senior Vice President and Director of the Human Asset Management Group of FIBS since 1996. Prior to this appointment, Mr. Jones was the General Auditor of FIBS since 1980.

         Elouise C. Cobell has been a director of the Company since 2001. Ms. Cobell has been the Director of the Blackfeet Reservation Development Fund, Inc. since 1991 and the Project Director of the Individual Monies Trust Correction and Recovery Project since 1996. In addition, Ms. Cobell has served as Chairman of the Board of Directors of Blackfeet National Bank since 1987.

         David H. Crum has been a director of the Company since 2000. Mr. Crum founded Crum Electric Supply, a distributor of electrical equipment, in 1976 and has acted as President and Chief Executive Officer of that company since its inception.

         Richard A. Dorn has been a director of the Company since 2001. Mr. Dorn has owned and operated Richard A. Dorn Farms since 1973. In addition, Mr. Dorn formed Dorn Property X-change, a real estate holding, investment, construction and rental management company, in 1978 and has been President of Murdock Realty, P.C. since 1981. Mr. Dorn is a licensed real estate broker.

         William B. Ebzery has been a director of the Company since 2001. Mr. Ebzery is a certified public accountant and has been a partner in the certified public accounting firm of Pradere, Ebzery, Mohatt & Rinaldo since 1975. Mr. Ebzery is also a registered investment advisor and stockbroker.

         James W. Haugh has been a director of the Company since 1997. Mr. Haugh formed American Capital LLC, a financial consulting firm, in 1994 and has operated this firm since its inception. Prior to forming American Capital LLC, Mr. Haugh was a partner in KPMG LLP, a certified public accounting firm.

         John M. Heyneman, Jr. has been a director of the Company since 1998. Mr. Heyneman has been the Assistant Manager for Padlock Ranch Co. since 1999. Prior to his employment with Padlock Ranch Co., Mr. Heyneman attended Montana State University from 1995 through 1998 when he graduated with a masters of science degree. Mr. Heyneman is the nephew of Homer A. Scott, Jr., James R. Scott, Thomas W. Scott and Dan S. Scott, and the cousin of Sandra A. Scott Suzor.

         C. Gary Jennings has been a director of the Company since 2001. Mr. Jennings has served as President of Jennings Farms, Inc., a farming and ranching operation located in Wyoming, since 1970.

         Joel T. Long has been a director of FIBS since 1996. Mr. Long has been the majority owner and Chairman of the Board of JTL Group, Inc., a construction firm doing business in Montana and Wyoming, since 1990. In 1999, Mr. Long sold his interest in JTL Group, Inc. but continues as President of that company.

         Robert L. Nance has been a director of the Company since 2001. Mr. Nance has been the owner and President of Nance Petroleum Corporation, an oil and gas exploration and production company, since 1969. In 1999, Mr. Nance sold his interest in Nance Petroleum Corporation but continues as President and Chief Executive Officer of the Company.

         Terry W. Payne has been a director of the Company since 2000. Mr. Payne has served as President and Chief Executive Officer of Terry Payne & Co., Inc., an insurance agency, since its inception in 1972. Mr. Payne has also been part-owner and Chairman of the Board of Directors of Payne Financial Group, Inc. since 1993.

         Dan S. Scott has been a director of the Company since 1971. Mr. Scott has served as President and General Manager of Padlock Ranch Co. since 1970. Mr. Scott is the brother of Homer A. Scott, Jr., James R. Scott and Thomas W. Scott, and the uncle of John M. Heyneman, Jr. and Sandra A. Scott Suzor.

         Larry F. Suchor has been a director of the Company since 2001. Mr. Suchor has been the owner and President of Larry's, Inc., a road construction and earth moving firm based in Wyoming, since 1976.

         Sandra A. Scott Suzor has been a director of the Company since 2000. Ms. Suzor has been a partner and the Director of Sales and Marketing for Powder Horn Ranch and Golf Course since 1995. Ms. Suzor is the daughter of Homer A. Scott, Jr., the niece of James R. Scott, Thomas W. Scott and Dan S. Scott, and the cousin John M. Heyneman, Jr.


OTHER INFORMATION REGARDING THE BOARD

         Board of Director Meetings. During 2001, the Board of Directors met six times with each Director attending at least 75% of the meetings with the exceptions of David H. Crum who attended 67% of the meetings, Elouise C. Cobell who attended 50% of the meetings, and Robert L. Nance who attended 50% of the meetings.

         Committees. The Company has a Compensation Committee, a Governance Committee, a Credit Committee, an Executive Committee and an Audit Committee, all established by the Board of Directors and each of which consists of members of the Board of Directors.

         The Compensation Committee, which consists of James W. Haugh, John M. Heyneman, Jr., Terry W. Payne, Dan S. Scott, Homer A. Scott, Jr. and James R. Scott, assists the Board in developing personnel and compensation policies and administers certain incentive, compensation and stock option plans. The Compensation Committee met five times during 2001 with each serving committee member attending at least 80% of the meetings.

         The Governance Committee, which consists of James W. Haugh, Lyle R. Knight, Terry W. Payne, Homer A. Scott, Jr., James R. Scott, Thomas W. Scott and Sandra A. Scott Suzor, assists in maintaining quality governance through Board recruitment, orientation, development and evaluation. The Governance Committee met five times in 2001 with each serving committee member attending at least 80% of the meetings. The Governance Committee does not accept nominees recommended by shareholders.

         The Credit Committee, which consists of Richard A. Dorn, William B. Ebzery, John M. Heyneman, Jr., Lyle R. Knight, Robert L. Nance, James R. Scott, Thomas W. Scott and Robert H. Waller, assists the Board in ensuring that Company management establishes a loan portfolio that will assure the safety of depositors' money, earn sufficient income to provide an adequate return on capital and enable communities in the Company's trade area to prosper. The Credit Committee met ten times in 2001 with each serving committee member attending at least 80% of the meetings with the exception of John M. Heyneman, Jr. who attended 70% of the meetings.

         The Executive Committee, which consists of James W. Haugh, John M. Heyneman, Jr., Lyle R. Knight, Terry W. Payne, Dan S. Scott, Homer A. Scott, Jr. and Thomas W. Scott, assists the Board by conducting long term planning. The Executive Committee met two times in 2001 with each serving committee member attending all meetings.

         The Audit Committee, which consists of Elouise C. Cobell, David H. Crum, Richard A. Dorn, William B. Ebzery, James W. Haugh, C. Gary Jennings, Joel
T. Long, Robert L. Nance, and Larry F. Suchor, reviews the Company's external and internal auditing systems, monitors compliance with prescribed accounting and regulatory procedures, and meets with the Company's external auditors to discuss the results of the annual audit and any related matters. The Audit Committee met five times during 2001 with each serving committee member attending at least 80% of the meetings, with the exception of Richard A. Dorn, Robert L. Nance and C. Gary Jennings, each of whom attended 67% of the meetings, and Elouise C. Cobell who did not attend any meetings.

         The Board of Directors has determined that each Audit Committee member is independent in accordance with the corporate governance standards of the New York Stock Exchange. The Board of Directors has reviewed, assessed the adequacy of and approved a written charter for the Audit Committee. The full text of the Audit Committee Charter, which was approved January 31, 2002, is attached as Appendix A to this Proxy Statement.


REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

March 8, 2002

To the Board of Directors of First Interstate BancSystem, Inc.

We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2001.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

         Richard A. Dorn         Robert L. Nance        C. Gary Jennings
         Elouise C. Cobell       James W. Haugh         Larry F. Suchor
         Joel T. Long            David H. Crum          William B. Ebzery

AUDIT FEES

         The following table shows the fees paid or accrued by the Company for audit and other services provided by Ernst & Young, LLP for fiscal year
2001.

                          Audit services                   $  280,351
                          Audit-related services               25,275
                          Other services                       13,500
                                                           ----------
                          Total                            $  319,126
                                                           ==========

         Audit-related services include the review of stock option plans and registration statements. Other services include advisory services related to insurance products. The Audit Committee has considered whether the non-audit services provided are compatible with maintaining the independence of Ernst & Young LLP.


--------------------------------------------------------------------------------
                       DIRECTOR AND EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------


DIRECTOR COMPENSATION

         During 2001, each director other than Thomas W. Scott and Lyle R. Knight received an annual retainer of $10,000 and fees of $625 per board meeting attended and $400 per committee meeting attended. Committee chairs also received an annual fee of $1,000 in 2001. Directors are reimbursed for ordinary expenses incurred in connection with attending board and committee meetings. In addition, James R. Scott and Homer A. Scott, Jr. were paid salaries of $102,250 and $99,000, respectively, during 2001. In 1998, the Board of Directors adopted a deferred compensation plan under which directors may elect to defer any portion of director's fees until an elective distribution date or the director's retirement, disability or death.

         Each director, other than Thomas W. Scott and Lyle R. Knight, elected at or continuing as a director after the 2001 annual meeting of shareholders was granted stock options to purchase 678 shares of Company Common Stock at the most recent minority appraised value per share. Options granted during 2001 had an aggregate fair value of $160,000 at the date of grant based on the Black-Scholes option pricing model.

EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table shows, for the fiscal years ended December 31, 2001, 2000, and 1999, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to Thomas W. Scott, the Company's Chief Executive Officer, and each of the other four most highly compensated executive officers of the Company (the "Named Executives"), in all capacities in which they served:

                           SUMMARY COMPENSATION TABLE

                                                              Other           Long-Term
     Name and                                                 Annual         Compensation       All Other
Principal Position         Year      Salary      Bonus     Compensation       Options(1)     Compensation(2)
------------------         ----     --------   ---------   ------------      ------------    ---------------
Thomas W. Scott            2001     $335,000   $ 175,000   $    --               9,000           $ 24,923
  Chief Executive Officer  2000      308,000     152,000        --               9,000             31,184
                           1999      275,000     150,000        --               9,500             34,676

                                                              Other           Long-Term
     Name and                                                 Annual         Compensation       All Other
Principal Position         Year      Salary      Bonus     Compensation       Options(1)     Compensation(2)
------------------         ----     --------   ---------   ------------      ------------    ---------------
Lyle R. Knight             2001      268,000     130,000        --              10,000            22,878
  President & Chief        2000      252,000     124,000        --              10,000            26,962
  Operating Officer(4)     1999      240,000     120,000        --               9,500            14,172

Edward Garding             2001      169,900      61,164        --               3,000            19,536
  Sr. Vice President       2000      158,288      50,815        --               3,000            17,288
  &  Chief Credit Officer  1999      152,200      45,660        --               5,000            17,164

Terrill R. Moore           2001      169,500      61,020        --               4,000            19,586
  Sr. Vice President &     2000      157,500      50,675        --               5,000            17,349
  Chief Financial Officer  1999      147,200      48,500        --               6,000            16,833

Robert A. Jones            2001      130,000      46,800        --               3,000            16,193
  Sr. Vice President       2000      119,775      38,340        --               3,000            13,852
                           1999      109,700      33,000        --               5,000            13,249

     (1) Includes stock options issued in a one-for-one exchange for stock appreciation rights ("SARs") during January 1999.

     (2) All other compensation includes (i) premiums paid by the Company on health and group life insurance policies, (ii) contributions by the Company to the Company's noncontributory qualified profit sharing plan,
         (iii) contributions by the Company to the Company's contributory qualified employee savings plan, qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code") and (iv) contributions by the Company to the Company's executive non-qualified deferred compensation plan.


STOCK OPTIONS

         The following table contains information concerning grants of Company stock options to the Named Executives during 2001:

                                               OPTION GRANTS IN 2001

                                               Individual Grants                         Potential Realizable
                          --------------------------------------------------------             Value at
                                            % of Total                                      Assumed Annual
                                             Options                                       Rates of Stock
                                            Granted to      Exercise                      Price Appreciation
                            Options        Employees in       Price     Expiration          for Option Term
       Name               Granted(#)       Fiscal Year       ($/sh)        Date            5%             10%
---------------------     ----------       ------------     --------    ----------    -----------  ------------
  Thomas W. Scott            9,000             7.85%        $  38.00      1/24/11     $   215,082  $    545,060

  Lyle R. Knight            10,000             8.72            38.00      1/24/11         238,980       605,622

  Edward Garding             3,000             2.62            38.00      1/24/11          71,694       181,687

  Terrill R. Moore           4,000             3.49            38.00      1/24/11          95,592       242,249

  Robert A. Jones            3,000             2.62            38.00      1/24/11          71,694       181,687

         The following table sets forth information with respect to the Named Executives concerning the exercise of options during 2001 and unexercised options held as of December 31, 2001:

         AGGREGATED OPTION EXERCISES AND DECEMBER 31, 2001 OPTION VALUES

                                                                      Number of        Value of Unexercised
                                    Shares                           Unexercised           In-The-Money
                                   Acquired           Value          Options at             Options at
        Name                      on Exercise       Realized          12/31/01               12/31/01
-----------------------           -----------      ----------        -----------       --------------------
    Thomas W. Scott                 21,500         $  108,780            --                  $   --

    Lyle R. Knight                  44,500            242,000            --                      --

    Edward Garding                  18,600            254,024            --                      --

    Terrill R. Moore                20,900            269,304            --                      --

    Robert A. Jones                 13,150            124,594            --                      --


EMPLOYMENT CONTRACTS

         Under an Employment Agreement (the "Agreement") dated May 18, 1998, Lyle R. Knight is employed as President and Chief Operating Officer of the Company for a ten year period ending May 18, 2008. During the term of the Agreement, Mr. Knight is entitled to base compensation and additional benefits as are customarily offered to Company executives. Pursuant to the terms of the Agreement, the Company is required to pay specified benefits if Mr. Knight is involuntarily terminated without cause or elects termination in the event of a change in control.

         Upon early termination by the Company without cause, Mr. Knight is entitled to receive severance pay equal to five times his base salary then in effect, bonus compensation and reimbursement of all premiums for group health insurance coverage for a period not exceeding five years. In the event of a change in control, Mr. Knight may elect to terminate the Agreement by giving 90 days written notice at any time on or after the first anniversary, but on or prior to the second anniversary of the change in control. Upon proper termination of the Agreement, Mr. Knight is entitled to severance pay as described above.

         In the event Mr. Knight is unable to perform his duties due to physical or mental disability, the Company may, at its option, terminate the Agreement. Upon termination of the Agreement, Mr. Knight is entitled to reimbursement of all premiums for group health insurance coverage for a period not to exceed five years.

         The Agreement also restricts Mr. Knight's right to compete against the Company for a period of five years from the date of termination.


ENDORSEMENT SPLIT DOLLAR BENEFIT

         The Company has obtained life insurance policies covering certain selected executive officers. Under these policies, the Company receives the net cash surrender value if the policy is terminated, or receives all benefits payable upon death of the insured. An endorsement split dollar agreement has been executed with each of the selected executive officers whereby a portion of the policy death benefit is payable to their designated beneficiary. The endorsement split dollar agreement will provide post retirement coverage for those selected key officers meeting specified retirement qualifications. The Company has entered into this type of endorsement split dollar agreement with Lyle R. Knight, Edward Garding, Terrill R. Moore and Robert A. Jones.

STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN

         The Company has two non-qualified stock option plans for executive officers and certain other officers of the Company: the 2001 Stock Option Plan ("2001 Plan") and Stock Option and Stock Appreciation Rights Plan ("Old Plan"). Both the 2001 Plan, adopted by the Company in July 2001, and the Old Plan provide for granting of stock options which may be exercised within a maximum period of ten years from the date of grant. The Old Plan provides for granting SARs in tandem with options granted, however, in December 1998, the Company determined that future grants of stock options under the Old Plan would no longer include SARs and all outstanding SARs would be converted to stock options at the grantees' election. Subsequent to May 2001, the Company discontinued the granting of stock option awards under the Old Plan entirely.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         James R. Scott, Homer A. Scott, Jr., John M. Heyneman, Jr., Terry W. Payne and James W. Haugh serve on the Compensation Committee of the Board of Directors. James R. Scott and Homer A. Scott, Jr. received compensation from FIBS for services rendered in 2001.


INDEMNIFICATION

         Officers and directors of FIBS are entitled to indemnification under the Montana Business Corporation Act and pursuant to a Resolution of the Board of Directors dated January 12, 1987. A summary of the indemnification provision in such resolution follows:

     Pursuant to a resolution of the Board of Directors dated January 12, 1987, and under the authority of Section 35-1-414 of the Montana Business Corporation Act, the Company shall indemnify each director and officer of the Company (including former officers and directors) and each agent of the Company serving as a director or officer of a Bank, serving at the specific direction or request of the Company (but only to the extent that such director, officer or agent is not indemnified by the Bank or by insurance provided by the Company), against judgments, penalties, fines, settlements and reasonable expenses actually and reasonably paid by such director, officer or agent by reason of the fact that he or she is or was a director or officer of the Company or such Bank, to the extent provided by and subject to the limitations of the Montana Business Corporation Act.


BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Compensation Policy. The Company's executive compensation policy is designed to establish an appropriate relationship between executive pay and the Company's annual performance, its long-term growth objectives and its ability to attract and retain qualified executive officers. The Compensation Committee (the "Committee") attempts to achieve these goals by integrating competitive annual base salaries with (a) bonuses based on corporate performance and on the achievement of specified performance objectives, and (b) key officer options awarded through the Company's stock option plans. The Committee believes that cash compensation in the form of salary and bonus provides Company executives with short-term rewards for success in operations, and that long-term compensation through the award of stock options encourages growth in management stock ownership which leads to expansion of management's stake in the long-term performance and success of the Company.

         Base Salary. The Committee approved 2001 base salaries of executive officers. In determining the base salary of each executive officer, the Company relied on industry surveys of salaries paid to executive officers of financial institutions with comparable asset size and similar operating regions to that of FIBS. The Committee set the base salaries of the Company's executive officers within a reasonable range of the salaries reflected in surveys.

         Bonuses. Annual incentives for the executive officers are intended to reflect the Company's belief that management's contribution to return on assets and shareholders' equity comes from maximizing earnings and the quality of those earnings. Awards are based on the attainment of specified performance objectives, and the bonus amount is determined as a percentage of the recipient's base salary. For 2001, executive officers were assigned bonus amounts ranging from 36% to 55% of their base salaries. The varying percentages reflect the Committee's belief that as an executive officer's duties and responsibilities in the Company increase, the officer will be increasingly responsible for the performance of the Company. Accordingly, a significant portion of the officer's compensation should be incentive compensation. Actual bonuses payable depend on the level of achievement of specified performance objectives established for each executive officer. Performance objectives evaluated in determining 2001 executive officer bonuses included attainment of return on equity and related growth in earnings per share goals. In addition, selected executive officers were responsible for the continuation of a Company-wide sales and service culture, initiation of a formal succession planning process, continuation of the strategic planning process and management of capital investments.

         Stock Options. The executive officers as well as certain other officers of the Company and its subsidiaries were granted options under the Company's stock option plans to purchase a specified number of shares of FIBS Common Stock. The number of shares each officer was granted an option to purchase was based primarily on the individual's ability to influence the Company's long term growth and profitability as well as the number of options previously granted. The Committee believes stock option grants afford a desirable long term compensation method because they closely ally the interest of management with shareholder value and the grants of stock options are the best way to link directly the financial interest of management with those of shareholders. Options granted in 2001 vest over a three-year period and are exercisable within a period of ten years from the date of grant.

         Compensation of Chief Executive Officer. In 2001, the Company paid Thomas W. Scott, Chief Executive Officer of the Company, a salary of $335,000, and he received a bonus of $175,000. The Company also granted to him options to buy 9,000 shares of the FIBS' Common Stock at the most recent minority appraised value per share. Mr. Scott's compensation package was determined to be appropriate by the Committee based on compensation surveys for chief executive officers of financial institutions of comparable size, type and profile, achievement of work plan objectives and improvements in the Company's financial performance from 2001. Mr. Scott's compensation package, including bonus and number of options granted, was higher than those granted to other executives of the Company in recognition of his responsibilities and his performance in his position. Financial performance indicators and work plan objectives reviewed in establishing Mr. Scott's compensation package include attainment of return on equity goals and related growth in earnings per share, continuation of a Company-wide sales and service culture, initiation of a formal succession planning process, continuation of the strategic planning process and management of capital investments.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

                    James R. Scott               James W. Haugh
                    Homer A. Scott, Jr.          John M. Heyneman, Jr.
                    Terry W. Payne


--------------------------------------------------------------------------------
      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                ("EXCHANGE ACT")
--------------------------------------------------------------------------------

         As of December 31, 2001, the Company did not have a class of equity securities registered under the Exchange Act, therefore, officers, directors and shareholders owning more than 10% of the common stock were not required to file any reports pursuant to Section 16 of the Exchange Act. The Company will file a registration statement for the registration of its common stock under the Exchange Act prior to April 30, 2002. At such time officers, directors and shareholders owning more than 10% of the common stock will be required to file reports concerning their beneficial ownership of the Company's common stock pursuant to Section 16 of the Exchange Act.

--------------------------------------------------------------------------------
                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
--------------------------------------------------------------------------------

         The Company has had, and expects to have in the future, banking transactions in the ordinary course of business with related parties, including business with directors, officers, stockholders and their associates, on the same terms as those prevailing at the same time for comparable transactions with unrelated persons and that did not involve more than a normal risk of collectibility or present other unfavorable features. To the extent that such transactions consisted of extensions of credit to Company executive officers and directors and to certain members of the Scott family, such extensions of credit were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with unrelated persons and did not involve more than a normal risk of collectibility or present other unfavorable features. Loans to FIBS' executive officers, directors and their related interests represented approximately 10.1% of the Company's shareholders' equity as of December 31, 2001.

         The Company purchases property and casualty insurance from Terry Payne & Co., Inc., an insurance agency owned by Terry W. Payne, a director of the Company. The Company paid insurance premiums of $279,440 to Terry Payne & Co., Inc. in 2001.

         The Company is the anchor tenant in a commercial building in which the Company's principal executive offices and largest banking office are located in Billings, Montana. The building is owned by a joint venture partnership in which FIB is one of the two partners, owning a 50% interest in the partnership. The other 50% interest in the partnership is owned by a company in which Joel T. Long, a director of the Company, owns beneficially an equity interest of approximately 33%. Indebtedness of the partnership ($8.3 million as of December 31, 2001) is recourse to the partners and guaranteed by the Company. The Company paid rent to the partnership of $1.5 million in 2001.

         In January 2002, the Company entered into a lease for the use of a Citation 550 aircraft with a company wholly-owned by Thomas W. Scott, President and Chief Executive Officer of the Company. Under the terms of the lease, the Company pays $1,250 per hour for its use of the aircraft. Thomas W. Scott reimburses the Company for fixed costs related to his personal use of the aircraft at the same rate.

         In February 2002, the Company sold a Cessna 340 aircraft to Dan S. Scott, a director of the Company, for fair value determined by independent appraisal of $375,000.

--------------------------------------------------------------------------------
                              SHAREHOLDER PROPOSALS
--------------------------------------------------------------------------------

         The rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules. The Company's 2003 Annual Meeting of Shareholders is expected to be held on or about May 16, 2003, and proxy materials in connection with that meeting are expected to be mailed on or about March 28, 2003. The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in the Company's proxy statement for its 2003 Annual Meeting of Shareholders is November 28, 2002. Additionally, if the Company receives notice of a shareholder proposal after February 11, 2003, such proposal will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board of Directors of the Company for its 2003 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

         The Board of Directors of the Company knows of no matters other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented.

         The Proxy Statement incorporates information from the Company's Annual Report on Form 10-K (the "Annual Report"). The Company's Annual Report, which includes audited financial statements for the fiscal year ended December 31, 2001 and a listing of Exhibits, is enclosed herewith. Exhibits to the Annual Report will be furnished at a charge of $0.20 per page to any shareholder who requests them in writing from Laura Bailey, Vice President, Finance Division, First Interstate BancSystem, Inc., 401 North 31st Street, Billings, Montana 59116-0918.

                                BY ORDER OF THE BOARD OF DIRECTORS

                                /s/ CAROL STEPHENS DONALDSON

                                Carol Stephens Donaldson
                                Secretary


Billings, Montana
March 25, 2002

                                                                      APPENDIX A



                        FIRST INTERSTATE BANCSYSTEM, INC.
                             AUDIT COMMITTEE CHARTER


PURPOSE:

         The Audit Committee of First Interstate BancSystem, Inc. (the "Company") will assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee (the "Committee") will review the financial reporting process, the system of internal control, the audit process and the Company's process for monitoring compliance with laws, regulations and the Company's code of conduct. In performing its duties, the Audit Committee will maintain effective working relationships with the Board of Directors, management, and the internal and external auditors.

ORGANIZATION:

         The Audit Committee will be organized consistent with the following significant parameters:

1. SIZE OF THE AUDIT COMMITTEE:

         The Audit Committee will have no less than three and no more than nine members.

2. QUALIFICATIONS OF AUDIT COMMITTEE MEMBERS:

         Committee members must be "Independent Directors" of the Company. Members of the Committee will not be considered independent if they are:

          o Currently employed by: (i) the Company; (ii) an affiliate of the Company; or (iii) a current parent or predecessor company, or were so employed in the past three years;

          o Currently, or have been within the past three years, a member of the immediate family of a current executive officer of the Company or an affiliate;

          o An executive of another business organization where any of the Company's executives serve on the organization's compensation committee;

          o A partner, controlling shareholder, or executive officer of a business organization that has a material business relationship with the Company; or

          o An individual who has a direct material business relationship with the Company.

         Under exceptional and limited circumstances the Board may appoint to the Committee one Board member who is not independent, if the Board determines that membership of this individual is in the best interest of the corporation and shareholders. If such an appointment is deemed necessary, the nature and reasons for this determination should be disclosed in the annual proxy statement (see below).

         In addition, each member of the Audit Committee must be "Financially Literate" or must have achieved this status through training within six months of being appointed to the Committee (for these purposes, "Financial Literacy" entails the ability to read and understand fundamental financial statements, including the balance sheet, income statement and cash flow statement of the Company).

3. FREQUENCY OF AUDIT COMMITTEE MEETINGS:

         The Audit Committee will have three scheduled meetings each fiscal year, in March, July and November. In addition, the Committee will meet at other times if deemed necessary to completely discharge its duties and responsibilities as outlined in this Charter.

4. APPOINTMENT OF AUDIT COMMITTEE MEMBERS AND CHAIRPERSON:

         Each Committee member will be selected by the Board of Directors and will serve a term of one year. Committee members can serve successive one-year terms without limitation. The Chairperson of the Audit Committee will be selected by the Board of Directors of the Company and will serve in that capacity for one year. The Chairperson can serve successive terms in this capacity without limitation.

         At least one member of the Committee must have academic training in finance or accounting, requisite professional certification in accounting or comparable experience, or current or past experience in the positions of senior financial management that result in financial sophistication (for example, currently or previously held the position of Chief Financial Officer, Chief Executive Officer or Chairman of a corporation).

ROLES AND RESPONSIBILITIES OF AUDIT COMMITTEE:

         A broad outline of the roles and responsibilities of the Audit Committee is presented below.

1. INTERNAL CONTROL:

     a. Evaluate whether senior management has established and appropriately maintained processes to assure the reliability and integrity of internal accounting policies and financial reporting and disclosure practices of the Company;

     b. Review and recommend to the Board of Directors the appointment, reassignment, or dismissal of the General Auditor selected to develop and carry out the annual internal audit plan.

     c. Review the internal audit department's budget and staffing levels to ensure that the resources provided are adequate to allow successful completion of the departments responsibilities.

     d. Evaluate the scope, effectiveness and significant findings of the internal audit process for the Company's operations;

     e. Review the internal auditor's report on the results of the annual audit plan;

     f. Evaluate whether recommendations for improved internal control are effectively implemented by management; and

     g. Evaluate, annually, the adequacy of the Audit Committee Charter and the performance of the Committee thereunder.

2. FINANCIAL REPORTING:

     a. Annually review the significant risks the Company is exposed to and evaluate management's plan to manage these uncertainties;

     b. Review and evaluate management's interpretation and implementation of mandated changes to accounting and reporting requirements;

     c.   Review the annual financial statements for accuracy and completeness;

     d. Evaluate the accounting treatment of unusual and non-recurring transactions such as restructuring charges and acquisitions;

     e. Evaluate significant income statement and balance sheet items which require management judgment;

     f. Review and approve the annual 10-K filing, including the Management Discussion and Analysis (MD&A), before public release; and

     g. Review and approve the process for preparing interim, unaudited (quarterly) financial statements.


3. COMPLIANCE WITH LAWS, REGULATIONS AND COMPANY POLICIES:

     a. Review the effectiveness of the system for monitoring compliance with laws and regulations;

     b. Review the significant findings from the annual self-audit survey of compliance matters; and

     c. Ensure that the Company's compliance manual, code of conduct, and corporate policy statements are kept up to date and are accessible to and usable by the entire organization.

     d. Review and approve all management and independent auditor reports in accordance with the Federal Deposit Insurance Corporation Improvement Act of 1991 (FDICIA) within in 90 days of year end.



4. RELATIONSHIP WITH EXTERNAL AUDITOR:

     a.   Recommend the external auditor appointment to the Board of Directors;

     b. When and if appropriate, recommend removal and replacement of the external auditor to the Board of Directors;

     c. Review and approve the scope of the external audit to be performed each fiscal year;

     d.   Confirm the independence of the external auditor;

     e. Meet with the external auditors to review the accuracy, completeness and overall quality of the Company's accounting principles as applied in its annual financial reporting; and

     f. The Committee Chairman, or any two other members, shall meet with the external auditor to discuss and review significant events, transaction and changes in accounting estimates deemed by the external auditor to affect the quality of the Company's financial reportings prior to the filing of the Company's 10-Q.

REPORTING REQUIREMENTS:

         The Audit Committee Chairperson will update the full Board of Directors regarding the significant items of discussion at each Committee meeting. Additional reports on matters of special interest will be submitted to the Board of Directors as appropriate.

ANNUAL PROXY STATEMENT

         In addition to Board of Directors communication, the following information will be reported to the shareholders of the Company in the annual proxy statement:

          o Confirmation that the Company has a formal, documented Audit Committee Charter;

          o Confirmation that the Audit Committee satisfied its obligations under the Charter in the prior year; and

          o The full text of the Audit Committee Charter at least once every three years and after any significant modification is approved by the Board of Directors.

--------------------------------------------------------------------------------
                                      PROXY
--------------------------------------------------------------------------------


First Interstate BancSystem, Inc.
401 North 31st Street
P.O. Box 30918
Billings, Montana 59116-0918

The undersigned hereby appoints THOMAS W. SCOTT, proxy of the undersigned, with full power of substitution, to vote all shares of common stock of First Interstate BancSystem, Inc. ("FIBS"), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of FIBS to be held on Friday, May 17, 2002, at 8:00 a.m., Mountain Time, at the Sheraton Hotel, Billings, Montana 59101 or at any adjournment or adjournments thereof for the following purposes:


     1. To elect as directors the nominees proposed by the Board of Directors of FIBS to serve a three-year term, or until their respective successors have been elected and qualified.

         Please mark only one of the following options:

                  FOR ALL NOMINEES LISTED BELOW
          -------

                  WITHHOLD AUTHORITY TO VOTE FOR THE NOMINEE(S) LISTED BELOW:
          ------- (Instruction: To withhold authority to vote for any nominee(s), write the name of the nominee(s) on the line immediately below.

                  --------------------------------------------------------------


          NOMINEES: JAMES W. HAUGH, C. GARY JENNINGS, ROBERT L. NANCE,
                          DAN S. SCOTT, THOMAS W. SCOTT


     2. IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING "FOR" ELECTION OF THE NOMINEES FOR DIRECTOR AS SELECTED BY THE BOARD OF DIRECTORS.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement furnished therewith. The undersigned hereby revokes any proxies given prior to the date reflected below.

Please sign exactly as your name appears below. When signing as attorney, executor, administrator, trustee, guardian, or corporate official, please add your title.


Dated:                             , 2002
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                                            (Name)

                                            Shares owned as of Record Date:


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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. YOUR VOTE IS
IMPORTANT. PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE.
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